UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2012

KB HOME

(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California		90024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 231-4000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 12, 2012, KB Home (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). The final results of voting on each of the items submitted to a vote of security holders at the Annual Meeting are provided below. The rounded percentages displayed below for the election of directors are based on the total “For” and “Against” votes cast for each respective director. The rounded percentages displayed below for the other items are based on the total number of shares of the Company’s common stock that were present or represented at the Annual Meeting and entitled to vote on each respective item.

1. The voting on the Election of Directors was as follows:

Director	For	%	Against	%	Abstentions	Broker Non-Votes
Barbara T. Alexander	56,781,584	93.8%	3,729,386	6.2%	3,421,296	12,632,660
Stephen F. Bollenbach	56,097,346	92.7%	4,413,391	7.3%	3,421,529	12,632,660
Timothy W. Finchem	56,097,861	92.7%	4,411,484	7.3%	3,422,921	12,632,660
Kenneth M. Jastrow, II	58,969,526	97.5%	1,537,294	2.5%	3,425,446	12,632,660
Robert L. Johnson	56,685,409	93.7%	3,826,438	6.3%	3,420,419	12,632,660
Melissa Lora	60,213,325	99.5%	299,985	0.5%	3,418,956	12,632,660
Michael G. McCaffery	56,116,785	92.7%	4,392,759	7.3%	3,422,722	12,632,660
Jeffrey T. Mezger	60,210,562	99.5%	298,576	0.5%	3,423,128	12,632,660
Luis G. Nogales	55,231,855	91.3%	5,278,043	8.7%	3,422,368	12,632,660

2. The voting to ratify the appointment of Ernst & Young LLP as KB Home’s independent registered public accounting firm for the fiscal year ending November 30, 2012 was as follows:

For	%	Against	%	Abstentions	%	Broker Non-Votes
71,918,110	93.9%	1,203,808	1.6%	3,443,008	4.5%	0

3. The advisory vote to approve named executive officer compensation was as follows:

For	%	Against	%	Abstentions	%	Broker Non-Votes
29,144,495	45.6%	31,095,800	48.6%	3,691,971	5.8%	12,632,660

The Board of Directors will take this advisory vote under consideration.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2012

KB Home

By:	/s/ BRIAN J. WORAM
Brian J. Woram
Executive Vice President, General Counsel and Secretary Registered In-House Counsel